UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington , D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15( d ) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2007

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street , 26th Floor, New York , New York   10005
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(Address of principal executive offices)

Registrant’s telephone number, including area code: 212 809-3542

______________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 27, 2007, NYFIX, Inc. (“NYFIX” or the “Company”) announced the completion of its internal review of its historical stock-based compensation awards, as well as its overall accounting review. The review was conducted by management, under the oversight of the Audit Committee and a special Subcommittee of the Audit Committee formed in connection with a restructuring of the Board of Directors (the “Board”) and management that commenced in September 2005. The Company’s consolidated financial statements for the years ended December 31, 2004 and 2003 have also been re-audited by its independent public accounting firm engaged in November 2005.

As a result of management’s findings in connection with the internal reviews, NYFIX will restate consolidated financial statements for fiscal years 1993 through 2004 and the first quarter of 2005 (the “2005 Restatement”). Details of the items which will be restated in the 2005 Form 10-K are as follows:

2005 Restatement	(Decrease) Increase in Reported Results (in thousands)

● Stock-based compensation (1993 - 2004)	$(38,446)
● Acquisitions and investments (2002 - 2004)	(5,465)
● Revenue recognition (2001 - 2004)	(3,013)
● Income taxes (1999 - 2004)	4,832

$(42,092)

When combined with the $16.7 million of stock-based compensation restatement adjustments recorded in the 2004 Form 10-K, the total amount of stock-based compensation recorded through 2004 is $55.1 million.

The extensive internal review of historical stock-based compensation awards included interviews with current and former employees and current and former Board members, as well as the creation of a new stock-compensation grant database. The review also encompassed a search through more than seven million documents. The review included an examination of every stock option grant from 1991 (inception) through 2005, or approximately 1500 awards of options covering 12.7 million shares granted to approximately 450 grantees, as well as an examination of certain warrants covering two million shares issued to directors, officers and employees. The internal review was performed with the assistance of over sixty contract lawyers and accountants.

The internal review of historical stock-based compensation awards also led to the previously announced increase in the exercise prices or the voiding of certain grants to certain directors and officers by the Board in June 2006.

NYFIX intends to file its 2005 Form 10-K with the SEC within weeks from the date of this Report.

NYFIX intends to hold an investor conference call soon after filing its 2005 Form 10-K. Further details concerning that call will be announced shortly.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

By:	/s/ Brian Bellardo

Name: Brian Bellardo Title: Secretary

Dated: February 28, 2007